Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-163573) of Dendreon Corporation and in the related Prospectuses,
(2) Registration Statement (Form S-8 No. 333-160614) pertaining to the 2009 Equity Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-39634) pertaining to the 2000 Equity Incentive Plan, as amended,
(4) Registration Statement (Form S-8 No. 333-107551) pertaining to the 2000 Employee Stock Purchase Plan,
(5) Registration Statement (Form S-8 No. 333-85032) pertaining to the 2002 Broad Based Equity Incentive Plan, and
(6) Registration Statement (Form S-8 No. 333-143251) pertaining to the 2000 Amended and Restated 2000 Equity Incentive Plan
of our reports dated March 1, 2011, with respect to the consolidated financial statements of Dendreon Corporation and the effectiveness of internal control over financial reporting of Dendreon Corporation included in this Annual Report (Form 10-K) of Dendreon Corporation for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Seattle, Washington
March 1, 2011